Exhibit 10.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

EFFECTIVE DATE:	______________, 2013

SELLER:	Lithia Real Estate, Inc. 360 E. Jackson Street Medford, Oregon 97501

BUYER:	Dick Heimann ______________________ ______________________

Lithia Real Estate, Inc., an Oregon corporation (the “Seller”) owns certain real properties commonly known as Tax Lot #371W06-2706 (11.9 Acres) on Grumman Drive, Medford, Oregon (collectively, the “Property”). Seller desires to sell the Property to Dick Heimann (the “Buyer”) and Buyer desires to purchase the Property from Seller. The Property is more fully described on Exhibit A attached hereto and incorporated herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. SALE AND PURCHASE. On the terms and conditions contained in this Real Estate Purchase and Sale Agreement (the “Agreement”), Buyer shall buy the Property from Seller and Seller shall sell the Property to Buyer for the sum of Four Million One Hundred Forty Six Thousand and Nine Hundred Twelve Dollars ($4,146,912) or $8 Per Square Foot (the “Purchase Price”). Buyer shall pay the Purchase Price in cash or in immediately available funds and the Deed shall be recorded transferring title to the Property to Buyer at closing (“Closing”).

Section 2. CLOSING. Closing shall take place no later than December 6, 2013 or (ii) five (5) days after written request by Buyer (the “Closing Date”) at the offices of Lawyers Title, 121 SW Morrison Street, Suite 500, Portland, Oregon 97204, attn: Peggy Neikirk(“Escrow Holder”). Seller shall pay the escrow fees and closing and recording costs. All utilities, property taxes and assessments will be prorated as of the Closing Date.

Section 3. PRELIMINARY TITLE REPORT. Within five (5) days after the date of mutual execution of this Agreement, Seller will deliver to Buyer a preliminary title report prepared by Escrow Holder showing the condition of title to the Property, together with copies of all exceptions listed therein (the “Title Report”). Buyer will have ten (10) days after receiving the Title Report to review the Title Report and to notify Seller in writing if Buyer disapproves of any exceptions shown in the Title Report. Those exceptions to which Buyer does not object are referred to below as the “Permitted Exceptions.” If Buyer disapproves of any exceptions, Seller shall have five (5) days after receiving notice of Buyer’s disapproval to either (a) remove the exception(s) or (b) provide Buyer with assurances satisfactory to Buyer in its sole discretion that the exception(s) will be removed before Closing. If Seller does neither (a) nor (b) in the five (5) day period, then Buyer may terminate this Agreement by written notice to Seller within five (5) days after the end of the five (5) day period. If Buyer does not terminate this Agreement within such period, Buyer will be deemed to have accepted such exceptions.

Section 4. RIGHT OF INSPECTION.

For a period of ninety (90) days after the Effective Date (the “Inspection Period”), the Seller shall provide Buyer access, at reasonable hours, to the Property, and to all records, documents or data pertaining to the operation or maintenance of the Property; provided, that in conducting its inspection, Buyer shall not interfere with the business and operations of Seller. Buyer, with Seller’s prior written approval, shall have the right to conduct such investigations as Buyer deems necessary and prudent, including without limitation, (i) engineering studies, (ii) soil and subsoil studies, (iii) Phase I Environmental Assessments, (iv) review of zoning and permitting connected to Buyer’s intended use of the Property; and (iv) such other and further studies of matters and conditions as Buyer deems necessary. Buyer or Buyer’s agents shall have the right of reasonable access to the Property for the purpose of conducting such investigations and/or studies, and shall have the right to conduct reasonable tests and obtain core samples. Seller agrees to cooperate with Buyer in connection with the investigation and/or study, and agrees to execute any and all documents that might be reasonably required in order to obtain any necessary governmental authority or consent with respect to the above-described matters. Buyer shall repair any damage done to the Property by such inspection and testing and shall indemnify and hold Seller harmless from any liability arising out of or related to such inspection and testing. In no event shall Buyer be required to remediate any hazardous substance or environmental law violations merely based on discovery during Buyer’s inspection and testing of the Property. If Buyer, in its commercially reasonably discretion, is not satisfied with the physical condition of the Property, or any matters contained in the Property Information, then Buyer shall notify Seller in writing of the unacceptable condition and Buyer’s termination of this Agreement prior to the expiration of the Inspection Period. Upon receipt of Buyer’s timely termination notice, this Agreement shall terminate and each party shall have no further obligations under this Agreement except for Buyer’s indemnification obligations under this Section 4. If Buyer does not object in writing within the required time period, the condition of the Property shall be deemed satisfactory to Buyer.

Section 5. DAMAGE AND DESTRUCTION. Seller shall retain all risk of loss until the Deed is recorded in the real property records of the county in which the Property is located.

Section 6. COMMISSIONS. Each party represents and warrants to the other that it has not engaged any real estate broker or finder in connection with this transaction. Unless provided otherwise in this Agreement, if any claim is asserted for a commission or fee of any type or kind other than as set forth in this Section 6, then the party whose action, statement, representation, or agreement is the basis for such claim shall indemnify and hold the other party harmless from any cost, liability, or expense (including, without limitation, reasonable attorney fees) incurred as a result of such claim. The indemnification of this Section 6 shall survive the Closing and recording of the Deed.

Section 7. DELIVERY OF INFORMATION. Promptly after the Effective Date, Seller will deliver to Buyer all documents, instruments and information Seller has in its possession relating to the environmental condition of the Property and any building plans, blueprints, specifications or similar documents relating to any improvements (“Property Information”).

Section 8. CONDITIONS. Buyer’s obligation to purchase the Property is fully contingent on Buyer’s approval of, or confirmation in writing of, each of the following conditions which are in addition to the other contingencies and conditions set forth in this Agreement:

(a)     Inspection, Due Diligence and Repair. Buyer shall have completed its inspection pursuant to this Agreement and, Seller confirms that there has been no material change in the status of the Property or the Property Information since completion of the inspection.

(b)     Representations and Warranties. The representations and warranties of Seller in this Agreement will be true and correct as of the Closing Date, with the same force and effect as if made on the Closing Date.

(c)     Waiver. The conditions in this Section are solely for the benefit of Buyer and may be waived only by Buyer in a signed writing delivered to Seller.

(d)     Title Policy. Escrow Holder shall have committed in writing prior to or on the Closing Date to issue the title policy required by Section 11.

Section 9. PRORATIONS. All receipts and disbursements of the Property shall be prorated as of 11:59 p.m. on the day immediately preceding the Closing Date and the Purchase Price shall be adjusted on the following basis:

(a)     Property Taxes. All real and personal property ad valorem taxes and special assessments, if any, whether payable in installments or not, including without limitation all supplemental taxes attributable to the period before the Closing Date for the calendar year in which the Closing occurs shall be prorated as of the Closing Date, based on the latest available tax rate and assessed valuation. Buyer and Seller shall each pay one-half of all transfer and excise taxes.

(b)     Utility Charges. Charges for utilities, including water, sewer, electric, and gas shall be prorated as of the Closing Date. If the parties agree that such pro-ration is impracticable as of the Closing Date, then the parties shall adjust the utilities pro-ration within thirty (30) days after the Closing Date based on the then most recent bills for such services. Seller shall pay for all utility services to the Property for all periods before the Closing and Buyer shall pay for all utility services to the Property for the Closing Date and all periods thereafter.

Section 10. DEED. On the Closing Date, Seller shall execute and deliver to Buyer a warranty deed for the Property (the “Deed”) conveying the Property to Buyer free and clear of all liens and encumbrances except the Permitted Exceptions and general exceptions listed in an ALTA standard owner’s policy of title insurance.

Section 11. TITLE INSURANCE. Within thirty (30) days after the Closing Date, Escrow Holder, at Seller’s sole cost and expense, will deliver to Buyer an ALTA standard owner’s policy of title insurance for the Property, issued by the Escrow Holder in the amount of the Purchase Price, dated as of the date the Deed is recorded, insuring Buyer as the owner of the Property, subject only to the Permitted Exceptions and general exceptions listed in an ALTA standard owner’s policy of title insurance. Buyer shall be responsible for the cost and expense of any ALTA extended owner’s policy of title insurance related to the Property.

Section 12. POSSESSION. Seller shall deliver possession of the Property to Buyer on the Closing Date.

Section 13. SELLER’S REPRESENTATIONS. Seller represents and warrants to Buyer, to the best of Seller’s knowledge, without duty to investigate, as follows:

(a)     Seller has, or by the Closing Date shall have, good and marketable title to the Property, free and clear of all liens, security interests and other charges, except the items deemed Permitted Exceptions.

(b)     Seller is not a “foreign person” as that term is defined in Internal Revenue Code § 1445. On the Closing Date, Seller shall execute and deliver to Buyer a certification of nonforeign status on a form required by the Internal Revenue Service.

(c)     Seller is a duly organized and validly existing under the laws of the state of its organization and has all necessary company power and authority to enter into this Agreement and to carry out its obligations hereunder.

Section 14. BUYER’S REPRESENTATIONS. Buyer is a duly organized and validly existing under the laws of the state of its organization and has all necessary company power and authority to enter into this Agreement and to carry out its obligations hereunder.

Section 15. NO SURVIVAL. Except as otherwise expressly set forth herein, the covenants, agreements, representations, and warranties made in this Agreement shall not survive the Closing and recording of the Deed.

Section 16. CONDITION OF THE PROPERTY.

(a)     Condition of the Property: “AS IS”. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER'S AGENTS OR REPRESENTATIVES WITH RESPECT TO THE PROPERTY. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL ASSUME THE RISK THAT ADVERSE MATTERS MAY NOT HAVE BEEN IDENTIFIED BY BUYER. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT.

(b)     Release. Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, except as expressly provided in this Agreement.

Section 17. BINDING EFFECT; ASSIGNMENT. This Agreement is binding on and shall inure to the benefit of Seller, Buyer, and its respective heirs, legal representatives, successors, and assigns. Buyer may assign its interest in this Agreement only with Seller’s prior written consent, which consent shall not be unreasonable withheld, conditioned or delayed. Buyer shall remain liable under this Agreement after any assignment of its interest herein.

Section 18. REMEDIES FOR DEFAULT. If Seller defaults in its obligations under this Agreement to sell the Property to Buyer on the Closing Date through no fault of Buyer, then Buyer at its option may have the right to specific performance as its sole remedy. If, after the Closing Date, Buyer or Seller determines that the other party has breached any representation or warranty set forth in this Agreement, then Buyer or Seller shall have the right to bring an action for general and specific damages against the applicable party.

Section 19. ATTORNEY FEES. If an attorney is engaged or directed to enforce any term of this Agreement, whether or not an action is instituted, the prevailing party shall recover from the other party its reasonable attorney fees and costs, including without limitation, those reasonable attorney fees and costs incurred in arbitration, and in the event of trial, as set by the trial court and, in the event of appeal, as set by the appellate courts.

Section 20. NOTICES. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and shall be personally delivered to the designated party, delivered by express courier, sent by electronic (email) or facsimile transmission, or delivered by United States certified or registered mail, postage prepaid, addressed to the parties as follows, unless a party hereto designates otherwise in writing:

If to Buyer:

Dick Heimann
____________________

____________________

Telephone: _____________

Fax: _______________

Email:

With a copy to:

____________________

____________________

____________________

Telephone:

Fax:

Email:

If to Seller:

Mark DeBoer
Lithia Real Estate, Inc.
360 East Jackson Street
Medford, Oregon 97501
Telephone: 541-774-7636
Fax: 541-776-7610

Email: MDeBoer@lithia.com

With a copy to:

Edward Impert, Esq.

Lithia Motors, Inc.
360 East Jackson Street
Medford, Oregon 97501
Telephone: 541-774-7545
Fax: 541-770-7172

Email: EImpert@lithia.com

Any notice given in the form set forth herein shall be deemed given and received as follows: if personally delivered, when delivered; if sent by electronic or facsimile transmission, on the next day following the sending thereof, and if sent by mail, on the fifth (5th) day following the mailing thereof.

Section 21. ENTIRE AGREEMENT. This Agreement, and the attached Exhibits, set forth the entire understanding of the parties with respect to the purchase and sale of the Property. This Agreement supersedes any and all prior negotiations, discussions, agreements, and understandings between the parties. This Agreement may not be modified or amended except by a written agreement executed by both parties.

Section 22. VENUE AND GOVERNING LAW. This Agreement shall be construed under and in accordance with the laws of the state in which the Property is located and any litigation arising from this Agreement shall be filed in the state in which the Property is located. Each of the parties hereto consents to the jurisdiction and venue of a court of subject matter jurisdiction in the county in which the Property is located.

Section 23. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

Section 24. EXHIBITS. All exhibits attached hereto are incorporated herein by this reference; see Building Inspection Report

Section 25. TIME. Time is of the essence.

Section 26. DATE OF PERFORMANCE. If the date for performance of any act under this Agreement falls on a Saturday, Sunday or federal holiday, the date for such performance shall automatically be extended to the first succeeding business day that is not a Saturday, Sunday or federal holiday.

Section 27. WAIVER. No waiver by Buyer or Seller of a breach of any of the terms, covenants and conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Buyer or Seller hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver.

Section 28. FURTHER INSTRUMENTS. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

Section 29. COUNTERPARTS. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executed at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 30. CONFIDENTIALITY. Seller and Buyer hereby agree that, without the prior written consent of the other party, neither party shall, except as required by law, disclose to any person (other than its agents or employees having a need to know such information in the conduct of their duties for Seller or Buyer, which agents or employees shall be bound by a similar undertaking of confidentiality) the terms or conditions of this Agreement or any facts relating hereto or to the underlying transactions contemplated herein.

Section 31. Disclosure. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

[Remainder of page intentionally left blank]

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BUYER:	SELLER:

LITHIA REAL ESTATE, INC.

Dick Heimann
By:
Mark D. DeBoer, Vice President

AGREED AS TO:

LITHIA MOTORS, INC.

By:
Christopher S. Holzshu,
Senior Vice President, Chief Financial
Officer and Secretary

Attachments

Exhibit A – Legal Description

EXHIBIT A

Legal Description of Property

Legal Description for:

1